UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Date of Earliest Event Reported): June 16, 2016

Vapetek Inc.

(Exact name of Registrant as Specified in Charter)

Delaware	000-54994	46-3021464
(State of Incorporation or Organization)	(Commission File No.)	(IRS Employee Identification No.)

5445 Oceanus Driver STE 102 Huntington Beach, CA 92649

 (Address of Principal Executive Offices)

(714) 916-9321

 (Issuer Telephone Number)

 N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On June 16, 2016 Vapetek Inc. entered into an agreement with Bashar Dababneh, the sole shareholder of Swagg Sauce, Inc., and Mountain Share Transfer, LLC., with Mountain Share Transfer LLC. acting as the escrow agent.

Pursuant to the agreement Vapetek has acquired 100% of the issued and outstanding shares of Swagg Sauce, Inc., from its controlling shareholder Bashar Dababneh, in exchange for 30,000,000 newly issued shares of Vapetek’s restricted common stock. Mountain Share Transfer, LLC is the escrow agent pursuant to the exchange of shares between the two entities.

The 30,000,000 newly issued shares of Vapetek’s restricted common stock were issued to Bashar Dababneh in consideration of 100% of the issued and outstanding shares of Swagg Sauce, Inc.

Pursuant to the agreement, on June 16, 2016 Bashar Dababneh resigned from any and all positions relating to Swagg Sauce, Inc., and has appointed Andy Michael Ibrahim as a Director and Alham Benyameen as a Director of Swagg Sauce, Inc.

The Agreement, which is attached as exhibit 10.1, is effective as of June 16, 2016

The foregoing summary of the terms and conditions of the Agreement do not purport to be complete and should be read in conjunction with the agreement in its entirety, which is attached as an exhibit hereto.

Item 2.01 Entry into a Material Definitive Agreement.

Effective as of June 16, 2016 we, Vapetek, Inc., have acquired 100% of Swagg Sauce, Inc., an Arizona Company. Swagg Sauce, Inc., our now wholly owned subsidiary, is a Company engaged in the sale of E-Cigarette and Vapor products.

Item 9.01 Exhibits.

Exhibit Number	Description

10.1	Acquisition Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Vapetek Inc.

By: /s/ Andy Michael Ibrahim
Andy Michael Ibrahim, Chief Executive Officer

Date: June 23, 2016